Exhibit 21

                              MATLACK SYSTEMS, INC.

                       Subsidiaries at September 30, 1999




                                                        Jurisdiction of
                    Name                                Incorporation
              ---------------------------               ---------------
              Matlack (DE), Inc.                        Delaware
              Bayonne Terminals, Inc.                   Pennsylvania
              Matlack International, Inc.               Delaware